Exhibit 4.1

OFFICERS’ CERTIFICATE

September 15, 2015

This Certificate is delivered to you in your capacity as Trustee of the Indenture dated as of August 11, 2014 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among William Lyon Homes, Inc. (as successor in interest to WLH PNW Finance Corp.), a California corporation (the “Company”), the Guarantors named therein, and U.S. Bank National Association (the “Trustee”). Capitalized terms not defined herein shall have the definitions prescribed to them in the Indenture.

This Certificate is being executed and delivered to the Trustee pursuant to Section 2.13 of the Indenture in connection with the issuance of Additional Securities under the Indenture, which Additional Securities include the following features:

•	Aggregate principal amount of Additional Securities to be authenticated and delivered pursuant to the Indenture: $50,000,000;

•	Issue price of Additional Securities: 102.0% plus accrued interest, if any, from August 15, 2015;

•	Issue date of Additional Securities: September 15, 2015;

•	CUSIP of Additional Securities:

•	144A: CUSIP No. 96926D AP5 / ISIN No. US96926D AP50; and

•	Reg S: CUSIP No. U96799 AF5 / ISIN No. USU96799AF58.

The Additional Securities shall be Initial Securities, and shall be issued pursuant to Sections 4.03(a) and 4.03(b)(1) of the Indenture.

Attached hereto as Exhibit A is a resolution adopted by the Board of Directors of the Company with respect to the issuance of the Additional Securities.

Matthew R. Zaist, the duly elected and acting Co-Chief Executive Officer and President of the Company, and Colin T. Severn, the duly elected and acting Senior Vice President and Chief Financial Officer of the Company, each hereby certify, solely in their capacities as Officers of the Company, as follows:

1.	The undersigned has read Section 2.13 of the Indenture, which permits the Company to issue Additional Securities under the Indenture, which Additional Securities shall have identical terms as the Initial Securities, other than with respect to the date of issuance and issue price, and shall be treated as a single class for all purposes of the Indenture, and Section 4.03 of the Indenture, which restricts the ability of Parent or any Restricted Subsidiary to incur additional indebtedness.

2.	The undersigned has read all of the conditions precedent to the issuance, execution, authentication and delivery of the Additional Securities on the date hereof contained in the Indenture and the covenants provided for in the Indenture (and, in each case, the definitions relating thereto contained therein).

3.	The undersigned has examined such documents, certificates and proceedings and made such investigation as the undersigned has deemed necessary in order to express the opinions and certifications set forth in this Certificate.

4.	The undersigned is of the opinion that he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not Sections 2.13 and 4.03 of the Indenture and the conditions precedent to the issuance of the Additional Securities on the date hereof contained in the Indenture and the covenants provided for in the Indenture (and in each case, the definitions relating thereto contained therein) have been complied with.

5.	The undersigned is of the opinion that the Company has issued the Additional Securities in compliance with Sections 2.13 and 4.03 of the Indenture and has complied with all the conditions precedent to the issuance of the Additional Securities on the date hereof contained in the Indenture and the covenants provided for in the Indenture (and in each case, the definitions relating thereto contained therein).

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the date first written above.

WILLIAM LYON HOMES, INC.,

a California corporation

By:	/s/ Matthew R. Zaist

Name: Matthew R. Zaist
Title: Co-Chief Executive Officer and President

By:	/s/ Colin T. Severn

Name: Colin T. Severn
Title: Senior Vice President and Chief Financial Officer